                                AMENDED AND RESTATED
                   CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND
                                       RIGHTS
                                         OF
                              SERIES A PREFERRED STOCK
                                         OF
                            PHOTOGEN TECHNOLOGIES, INC.

                      (Pursuant to Title 7, Chapter 78 of the
                              Nevada Revised Statutes)

     We, the undersigned, for the purpose of amending and restating the Certificate of Designations, Preferences, and Rights of Series A Preferred Stock of Photogen Technologies, Inc. filed October 20, 1999 with the Secretary of State of Nevada and subject to the requirements of Title 7, Chapter 78 of the Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Preferred Stock of Photogen Technologies, Inc.:

          FIRST:    The original Certificate of Designations, Preferences,
     and Rights of Series A Preferred Stock of Photogen Technologies, Inc. as filed with the Secretary of State of Nevada and attached hereto is hereby amended by the Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Preferred Stock of Photogen Technologies, Inc. as set forth below.

          SECOND:   The sole record and beneficial holder of Series A
     Preferred Stock approved the Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Preferred Stock on October 27, 1999

          THIRD:    That pursuant to the authority conferred upon the Board of
     Directors by the Restated Articles of Incorporation of the said Corporation, the said Board of Directors on October 25, 1999 adopted the following resolution, pursuant to Article Fourth of the Corporation's Restated Articles of Incorporation and Title 7, Chapter 78 of the Nevada Revised Statutes, amending the terms of the series of shares of Preferred Stock designated as Series A Preferred Stock:

                    "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Restated Articles of Incorporation, the Board of Directors does hereby provide for the issuance of a series of Preferred Stock, $0.01 par value, of the Corporation, to be designated "Series A Preferred Stock", initially consisting of 12,015 shares, and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Preferred Stock are not stated and expressed in the Restated Articles of Incorporation, the Board of Directors does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Restated Articles of Incorporation shall be deemed to have the meanings provided therein):

          1. DESIGNATION. 12,015 shares of Preferred Stock shall be designated and known as the "SERIES A PREFERRED STOCK." Such number of shares may be increased or decreased by resolution of the Board of Directors after obtaining the consent of a majority in interest of the holder(s) of the then-outstanding shares of Series A Preferred Stock; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of such shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

          2.   DIVIDEND PROVISIONS.

               a. From and after the date hereof, when and if the Board of Directors shall declare a dividend or distribution payable with respect to the then-outstanding shares of Common Stock of the Corporation, the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series A Preferred Stock could then be converted pursuant to Section 4 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

               b. In addition to Section 2(a) above, each share of Series A Preferred Stock, for a period of six years from the date of first issuance of the Series A Preferred Stock, shall be entitled to receive a mandatory dividend equal to 7.0% per year of the Original Issue Price (as defined below) thereof. Such dividend shall (1) be cumulative and shall compound on a semi-annual basis, the first compounding to commence six months from the date hereof and (2) be payable semi-annually solely by the issuance of additional shares of Series A Preferred Stock, at a price per share equal to the Original Issue Price thereof, and not in cash. Fractional shares of Series A Preferred Stock shall be issuable for purposes hereunder.

     3.   SENIORITY; LIQUIDATION PREFERENCE.

          a. The Series A Preferred Stock, as to its liquidation preference, shall rank senior to or PARI PASSU with (but as to PARI PASSU only, as agreed to by a majority in interest of the outstanding shares of Series A Preferred Stock) any future class or series of Preferred Stock issued by the Company and senior to the Company's Common Stock.

          b. In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation, whether voluntary or involuntary, (collectively, a "LIQUIDATION"), before any payment of cash or distribution of other property shall be made to the holders of the Common Stock or any other class or series of stock subordinate in liquidation preference to the Series A Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its shareholders, the Original Issue Price per share (as appropriately adjusted for any combinations or divisions or similar recapitalizations affecting the Series A Preferred Stock after issuance) and accrued and unpaid dividends thereon (the "SERIES A LIQUIDATION PREFERENCE"). As used herein, the "ORIGINAL ISSUE PRICE" per share is $1,000.

          c. If, upon any Liquidation, the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they shall be entitled, the holders of the Series A Preferred Stock shall share ratably in any distribution of assets in proportion to the respective amounts which would be payable to them in respect of the shares held by them if all amounts payable to them in respect of such were paid in full pursuant to
Section 3(b).

          d. After the distributions described in Section 3(c) above have been paid, subject to the rights of other series of preferred stock that may from time to time come into existence, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among the holders of Common Stock PRO RATA based on the number of shares of Common Stock held by each.

     4. CONVERSION. The holders of the Series A Preferred Stock shall have conversion rights, through and including the Conversion Termination Date (as defined below), as follows (the "CONVERSION RIGHTS"):

          a.   RIGHT TO CONVERT.

               (i) Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time that is two years after the issuance thereof, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the sum of the Original Issue Price of such share of Series A Preferred Stock (including all shares issued as dividends thereon) and all accrued and unpaid dividends thereon by (y) the Series A Conversion Price (as defined below). The "SERIES A CONVERSION PRICE" shall initially be $21.17 and shall be subject to adjustment as set forth below in this
     Section 4(a); provided, however, that the Series A Conversion Price shall not exceed $21.17.

               (ii) Before any holder of Series A Preferred Stock shall be entitled to convert such shares into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as set forth above. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

               (iii) In the event the Corporation should at any time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "COMMON STOCK EQUIVALENTS") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof) or with payment that is less than the then-market price of the Common Stock (including, in the case of Common Stock Equivalents, on an as-converted basis) then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price of the Series A Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of (a) shares of Common Stock outstanding and (b) those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time as provided in
     Section 4(a)(v) below.

               (iv) If the number of shares of Common Stock outstanding at any time is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series A Conversion Price for the Series A Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (v)  The following provisions shall apply for purposes of this
     Section 4(a):

                    (A) The aggregate maximum number of shares of Common Stock deliverable upon conversion or exercise of Common Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued at the time such Common Stock Equivalents were issued.

                    (B) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon conversion or exercise of such Common Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (C) Upon the termination or expiration of the convertibility or exercisability of any such Common Stock Equivalents, the Series A Conversion Price of the Series A Preferred Stock, to the extent in any way affected by or computed using such Common Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Common Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Common Stock Equivalents.

     5. EXCHANGE RIGHT. Provided that (a) all shares of Series A Preferred Stock initially issued and sold by the Corporation to EIS have not been converted and (b) the Exchange Termination Date (as defined below) shall not have occurred, the holders of the Series A Preferred Stock (acting by act of the majority holders thereof) shall have the right to exchange all of their shares of Series A Preferred Stock (the "EXCHANGE RIGHT") of the Corporation for such number of shares of Common Shares (as adjusted for any combinations or divisions or similar recapitalizations) of PHOTOGEN NEWCO LTD., a Bermuda exempted limited liability company ("NEWCO") held by the Corporation, so that, after giving effect to the exercise of the Exchange Right, EIS and the Corporation will each hold 50% of the total outstanding share capital of Newco assuming that neither EIS nor the Corporation has sold any shares of Newco; provided, that if EIS exercises the Exchange Right prior to a date that is three years after the date hereof, the Corporation shall deliver to Newco for exchange the number of Common Shares of Newco that would otherwise be delivered to EIS pursuant to this Section 5, and EIS shall receive from Newco, upon the exchange of such Common Shares, a number of shares of a newly-created non-voting convertible preferred stock of Newco equal to such number of Common Shares delivered to Newco by the Corporation. Such non-voting preferred stock shall be convertible into Common Shares of Newco on a one-for-one basis at any time after such three-year period.

          Upon exercise of the Exchange Right, the shares of Series A Preferred Stock originally purchased from the Corporation, but not including any of the accrued and unpaid dividends thereon, shall be canceled and shall no longer be entitled to any rights in the Corporation.

          If any shares of the Series A Preferred Stock are converted pursuant to Section 4(a), to shares of Common Stock, the Exchange Right with respect to the shares of Series A Preferred Stock originally purchased from the Corporation, but not including any of the accrued and unpaid dividends thereon, shall be canceled and shall no longer be entitled to any rights in the Corporation.

          In order to exercise the Exchange Right, the holders shall provide written notice thereof to the Corporation, setting forth (a) the fact that such holders intend to exercise the Exchange Right, and (b) the proposed date for such exercise (the "EXERCISE DATE"), which shall be between 10 and 30 days after the date of such notice, PROVIDED, HOWEVER, that if the Corporation shall deliver the holders a written request to delay the date for such exercise by no more than 45 days, the Exercise Date will be as set forth in that request. During the period after the receipt of such written request, and before the Exercise Date, the holders shall negotiate with the Corporation in good faith an alternative mechanism for the transfer of the Common Shares or Preferred Stock of Newco that will reduce the Corporation's tax liability, provided that the holders shall not be required to agree to any transaction which is financially disadvantageous to them. On the Exercise Date, (y) the holders shall tender their shares of Series A Preferred Stock to the Corporation for cancellation, and (z) the Corporation shall cause to be delivered to EIS, acting on behalf of such holders, such shares of Newco. The holders and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

     6.   TERMINATION DATE.

          a. The rights of the holders to convert the shares of Series A Preferred Stock into shares of Common Stock, shall terminate and be of no further force and effect on the date that is six years after the date of the first issuance of any shares of Series A Preferred Stock hereunder (the "CONVERSION TERMINATION DATE").

          b. The rights of the holders to exercise the Exchange Right shall terminate and be of no further force and effect on the date that is six years after the date of the first issuance of any shares of the Series A Preferred Stock hereunder (the "EXCHANGE TERMINATION DATE").

     7. OTHER DISTRIBUTIONS. On or prior to the Conversion Termination Date, in the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4, then, in each such case for the purpose of this Section 7, the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock would be convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

     8. RECAPITALIZATIONS. On or prior to the Conversion Termination Date, if at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets provided for in Section 3 or Section 4 hereof) provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of
Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of Section 4 (including adjustment of the Series A Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

     9. NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Series A Conversion Rights and Exchange Right of the holders of the Series A Preferred Stock against impairment.

     10.  NO FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

          a. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the aggregate number of shares of Series A Preferred Stock each holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable to each such holder upon such conversion. No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          b. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock.

     11. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, in addition to such other remedies as shall be available to the holders of such Series A Preferred Stock, the Corporation will take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Articles of Incorporation.

     12. NOTICES. Any notice required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be deemed given on the date of service if served personally on the party to whom notice is to be given, or on the date of transmittal of services by facsimile transmission to the party to whom notice is to be given, and addressed to each holder of record at his address appearing on the books of the Corporation.

     13. VOTING RIGHTS. Subject to Section 14 below, holders of Series A Preferred Stock shall not be entitled to vote, including with respect to the election of directors of the Corporation.

     14. PROTECTIVE PROVISIONS. Subject to the rights of any series of preferred stock that may from time to time come into existence, so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a series:

          a. amend its Restated Articles of Incorporation so as to affect adversely the shares of Series A Preferred Stock or any holder thereof (including by creating any additional classes or series of preferred stock with a liquidation preference senior to or PARI PASSU with the Series A Preferred Stock); or

          b. change the rights of the holders of the Series A Preferred Stock in any other respect.

     15. STATUS OF CONVERTED STOCK. In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 or exchanged pursuant to Section 5 hereof, the shares so converted or exchanged shall be canceled and shall not be reissuable by the Corporation. The Restated Articles of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock."

          IN WITNESS WHEREOF, said Photogen Technologies, Inc. has caused this Amended Certificate of Designation to be signed by John Smolik, its President and Timothy Scott, its Assistant Secretary this 2nd day of November, 1999.

                                   PHOTOGEN TECHNOLOGIES, INC.

                                   By:  /s/ John Smolik
                                        ------------------
                                        Name:  John Smolik
                                        Title: President

                                   By:  /s/ Timothy Scott
                                        ------------------
                                        Name: Timothy Scott
                                        Title: Assistant Secretary

STATE OF Tennessee       )
         ----------------
                         )SS.
COUNTY OF Knox           )
          ---------------

          On this 2nd day of November, 1999, personally appeared before me, a Notary Public in and for the State and County aforesaid, John Smolik, known to me to be the person described in and did say that he is the President of Photogen Technologies, Inc., a Nevada corporation, and that the foregoing Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Preferred Stock was signed on behalf of said corporation by authority of its board of directors, and said John Smolik acknowledged to me that said instrument to be the free act and deed of said corporation.

          WITNESS my hand and official seal, the day and year first above written.


                                   /s/
                                   ---------------------------------------
                                   Notary Public
(Notarial Seal)


STATE OF Tennessee       )
         ----------------
                         )SS.
COUNTY OF Knox           )
          ---------------

          On this 2nd day of November, 1999, personally appeared before me, a Notary Public in and for the State and County aforesaid, Timothy Scott, known to me to be the person described in and did say that he is the Assistant Secretary of Photogen Technologies, Inc., a Nevada corporation, and that the foregoing Amended and Restated Certificate of Designations, Preferences, and Rights of Series A Preferred Stock was signed on behalf of said corporation by authority of its board of directors, and said Timothy Scott acknowledged to me that said instrument to be the free act and deed of said corporation.

          WITNESS my hand and official seal, the day and year first above written.

                                   /s/
                                   ---------------------------------------
                                   Notary Public

(Notarial Seal)